FEDERAL DEPOSIT INSURANCE CORPORATION
Washington, D.C. 20429
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 5, 2006
FDIC Certificate No. 19861

Yadkin Valley Bank and Trust Company

North Carolina	56-0905827
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

This document contains 2 pages, plus exhibit.

Item 8.01: Other Events
On July 5, 2006, Yadkin Valley Financial Corporation (“the Company”) (NASDAQ: YAVY – news) announced its intent to purchase up to 100,000 shares of its common stock.
Yadkin Valley Bank, a community bank headquartered in Elkin, North Carolina, serves customers from twenty-two full-service banking offices located in the piedmont, foothills and northwest mountains of North Carolina. Offices located in Jefferson and West Jefferson (Ashe County), Elkin (Surry County), North Wilkesboro and Wilkesboro (Wilkes County), and East Bend, Jonesville, and Yadkinville (Yadkin County) are operated under the Yadkin Valley Bank name. Offices in Mooresville and Statesville (Iredell County), and Cornelius and Huntersville (Mecklenburg County) are operated under the assumed name “Piedmont Bank”. Offices in Boone (Watauga County) and Linville (Avery County) are operated under the assumed name “High Country Bank”. Sidus Financial, LLC, a wholly-owned subsidiary with headquarters in Greenville, North Carolina, was acquired on October 1, 2004. Sidus provides mortgage banking services to customers in North Carolina, South Carolina, Virginia, Alabama, Georgia, Maryland, and Tennessee.
Item 9.01(d): Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation

By:	/s/ Edwin E. Laws

Edwin E. Laws Chief Financial Officer

Date:	July 5, 2006